UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 13, 2007

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Principal Officer.

(c) On March 13, 2007, American Tower Corporation (the “Company”) issued a press release announcing that Edmund DiSanto will be joining the Company as Executive Vice President, Chief Administrative Officer and General Counsel. In this role, Mr. DiSanto will have oversight of the Company’s legal, risk management, compensation and human resources functions. It is expected that Mr. DiSanto will commence his new role with the Company effective April 1, 2007. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Mr. DiSanto, age 54, is joining the Company from Pratt & Whitney, a unit of United Technologies Corporation. Mr. DiSanto started with Pratt & Whitney in 1997 as Group Deputy Counsel and since then has held various legal and business development roles, most recently as Vice President, Global Service Partners Business Development. Prior to joining Pratt & Whitney, Mr. DiSanto served in a number of legal, business and operations roles at United Dominion Industries, Carrier Corporation and United Technologies Corporation.

The Company has entered into a letter agreement with Mr. DiSanto that sets forth his compensation, severance and other benefits. Pursuant to the Company’s agreement with Mr. DiSanto, he will receive an initial base salary of $350,000 with a target cash bonus potential equal to 60% of base salary. In addition, Mr. DiSanto will be recommended to receive an option to purchase 200,000 shares of the Company’s Class A common stock, subject to approval by the Compensation Committee of the Company’s Board of Directors. The Company has also agreed to reimburse Mr. DiSanto for moving expenses, related relocation fees and reimbursement for reasonable commuting expenses.

Pursuant to this letter agreement, the Company will be required to provide severance benefits to Mr. DiSanto if he is terminated “without cause” or terminates his employment for “good reason,” as such terms are defined in the letter agreement. If such a termination occurs, Mr. DiSanto is entitled to receive the following severance benefits: (1) bi-weekly payment of his then current salary for eighteen months following the date of termination, (2) a prorated target cash bonus for the year of termination, and (3) continued health benefits for eighteen months following the date of termination (to run concurrent with COBRA coverage). Mr. DiSanto’s rights to exercise stock options following termination will be in accordance with similarly situated Executive Vice Presidents under the Company’s then current employment and severance arrangements. The foregoing severance benefits are contingent upon Mr. DiSanto signing a separation and release agreement in acceptable form, which would include customary confidentiality and non-solicitation provisions, as well as restrict Mr. DiSanto from providing services to competitors of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated March 13, 2007 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: March 13, 2007	By:	/s/ BRADLEY E. SINGER
Bradley E. Singer
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 13, 2007 (Furnished herewith).